EX-23.2
             CONSENT OF KMJ CORBIN & COMPANY, LLP

       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
World Am, Inc.

We consent to the incorporation by reference in this Registration
Statement of World Am, Inc. (the "Company") on Form S-8 POS (Amendment
No. 10) of our report dated March 20, 2007, on the consolidated financial statements of the Company for the year ended December 31, 2006, which report is included in the Company's annual report on Form
10-KSB, as filed with the Securities and Exchange Commission on April 2, 2007.


/s/  KMJ Corbin & Company LLP
KMJ Corbin & Company LLP
Irvine, California
May 18, 2007